EXHIBIT 10(o)

PLAN DOCUMENT

KEY EMPLOYEE INSURANCE PROGRAM

I.                                         Statement of Purpose

This document shall be called the “KEIP Plan Document” (“Plan Document”) and, together with the Key Employee Insurance Program Agreement, including Exhibits A, B, C, and D (“Agreement”), is intended to constitute the KEIP plan document (“Plan”) for purposes of ERISA.  All terms used in this Plan Document shall have the same meanings as in the Agreement, and the provisions of the Agreement shall not be affected by this Plan Document, except as expressly set forth herein.  Except for the definition of “retire”, to the extent that Plan terms and benefits are based on the Dow Employees’ Pension Plan, as amended and restated from time to time (“DEPP”), and are not defined in or otherwise set forth in the Agreement or this Plan Document, the provisions of DEPP shall apply for purposes of the Plan.  Except for the definition of “retire”, to the extent that the terms and benefits are based on the Dow AgroSciences Pension Plan, as amended and restated from time to time (“DASPP”) and are not defined in or otherwise set forth in the Agreement or this Plan Document, the provisions of DASPP shall apply for purposes of the Plan.

II.                                     Definition of Retirement

Notwithstanding the definition of “retirement” in DEPP and DASPP, the definition of “retirement” or “retire(s) (regardless of whether the terms are capitalized) is the later of a) the date on which (or after) the Employee commences to receive benefit payments from the Dow Employees’ Pension Plan or b) the date on which (or after) the Employee commences to receive benefit payments from the Dow AgroSciences Pension Plan.

III.                                 Participation

(“Employee”) has become a Plan participant upon (1) notification of eligibility, (2) his voluntarily entering into the Agreement with the Company, and (3) either (a) if he is a Participant in DEPP, his voluntary execution of a written waiver of benefits under the Company’s Executive Supplemental Retirement Plan, or (b) if he is a participant of the DASPP, his voluntary execution of a written waiver of benefits under the Dow AgroSciences Executive Supplemental Retirement Plan.  Employee is the sole participant in the Plan.

IV.                                Vesting

Employee shall be fully and immediately vested at all times in benefits accrued under the Plan, but he (and his beneficiary) shall be entitled to receive benefits only to the extent they are actually funded by the Employee’s Cash Value.

V.                                    Distribution of Benefits

A.                    In General – Employee shall elect the form of benefit payment upon his termination of employment or retirement from the  Company or the Company’s Affiliate.

If he is a participant of DEPP, such written election shall be separate from his election of benefits under DEPP, but shall be made at the same time and in the same manner as under DEPP (including spousal consent requirements), except as provided herein.  Plan benefits shall be determined, and the amount payable under any payment form, shall be valued, on the same basis as under DEPP (determined by including deferred pensionable compensation, and without regard to the limitations of IRS Code sections 415 and 401(a)(17)).

If he is a participant of DASPP, such written election shall be separate from his election of benefits under DASPP but shall be made at the same time and in the same manner as under DASPP (including spousal consent requirements), except as provided herein.  Plan benefits shall be determined, and the amount payable under any payment form, shall be valued, on the same basis as under DASPP (determined by including deferred pensionable compensation, and without regard to the limitations of IRS Code sections 415 and 401(a)(17)).

If he is a participant of both DEPP and DASPP, except as otherwise provided herein, such written election shall be separate from his election of benefits under DEPP and DASPP but shall be made at the same time and in the same manner as (1) his election under DEPP for the portion of his KEIP benefit calculated using the DEPP formula (including spousal consent requirements), and (2) his election under DASPP for the portion of his KEIP benefit calculated using the DASPP formula (including spousal consent requirements).  Plan benefits shall be determined, and the amount payable under any payment form, shall be valued: (1) for the portion of the benefit based on the DEPP formula, on the same basis as under DEPP (determined by including deferred pensionable compensation, and without regard to the limitations of IRS Code sections 415 and 401(a)(17)); and (2) for the portion of the benefit based on the DASPP benefit formula, on the same basis as under DASPP (determined by including deferred pensionable compensation, and without regard to the limitations of IRS Code sections 415 and 401(a)(17)).

B.                      Termination Before PCD – (1) If the Employee is a participant of DEPP or DASPP (but not both) and the Employee terminates employment with, or retires from, the Company or its Affiliates before the Program Completion Date (“PCD”), and amounts are payable under the Plan, payments may be made prior to the PCD in any form of annuity available under DEPP (if the Employee is a participant of DEPP) or DASPP (if the Employee is a participant of DASPP), and such Employee must choose (with spousal consent if applicable) one of the following options for payment following PCD:

(a) continuation of payments under the Policy in the annuity form previously selected, or

(b) distribution of the Employee’s then remaining benefit entitlement under the Plan, in which case the Employee will be entitled to the Employee’s Cash Value (and to exercise rights and select payment options pursuant to the Policy).

(2)  If the Employee is a participant of both DEPP and DASPP and the Employee terminates employment with, or retires from, the Company or its Affiliates before the Program Completion Date (“PCD”), and amounts are payable under the Plan, payments may be made prior to the PCD in any form of annuity available under DEPP (for the portion of the benefit calculated using the DEPP formula) or DASPP (for the portion of the benefit calculated using the DASPP formula), and such Employee must choose (with spousal consent if applicable) one of the following options for payment following PCD:

(a) continuation of payments under the Policy in the annuity form previously selected for the respective portion of the benefit (under DEPP or DASPP), or

(b) distribution of the Employee’s then remaining benefit entitlement under the Plan, in which case the Employee will be entitled to the Employee’s Cash Value (and to exercise rights and select payment options pursuant to the Policy).

C.                      Termination After PCD – (1) If Employee terminates employment with, or retires from, the Company or its Affiliates on or after the PCD, Employee shall elect payment in any form of annuity available under DEPP (if the Employee is a participant of DEPP), or DASPP (if the Employee is a participant of DASPP), or the Employee (and, if applicable, his spouse) may elect full distribution of the Employee’s benefit entitlement under the Plan, in which case the Employee will be entitled to the Employee’s Cash Value (and to exercise rights and select payment options pursuant to the Policy).

(2)  If the Employee is eligible for a benefit under both DEPP and DASPP, the Employee shall elect payment in a form allowed under DEPP (for the portion calculated using the DEPP formula), and elect payment in a form allowed under DASPP (for the portion calculated using the DASPP formula), or the Employee (and, if applicable, his spouse) may elect full distribution of the Employee’s benefit entitlement under the Plan, in which case the Employee will be entitled to the Employee’s Cash Value (and to exercise rights and select payment options pursuant to the Policy).

D.                       Death of Employee – In the event of the Employee’s Death before the commencement of benefits under the Plan, death and survivor benefits shall be paid in accordance with Article 4 of the Agreement.

E.                         Additional Distribution Rules - (1) In the event that Employee terminates employment before age 62, Employee (and, if applicable, his or her spouse) must consent in writing to any distribution if the Employee’s Cash Value is (or was at the time of any earlier withdrawal) in excess of $3,500 (valued on the same basis as benefits under DEPP if the Employee is a participant of DEPP or, if the Employee is a participant of DASPP, valued on the same basis as benefits under DASPP).  If the Employee is a participant of both DEPP and DASPP, the portion of the Employee’s Cash Value calculated using the DEPP formula plus the portion of the Employee’s Cash Value calculated using the DASPP formula shall be used to determine whether the Employee’s Cash value is in excess of $3,500.

(2)        In all events (unless the Employee elects otherwise) distribution of benefits shall begin not later than 60 days after the end of the year in which the last of the following events occurs —

(a)        either (i) the Employee attains normal retirement age under DEPP if the Employee is a participant of DEPP, or (ii) the Employee attains normal retirement age under DASPP if the Employee is a participant of DASPP,

(b)       the 10th anniversary of the date of the Employee’s Agreement, or

(c)        the Employee terminates service with the Company or the Company’s Affiliate.

(3)        At all times during the existence of the Plan, no amount accrued by or payable to Employee or his Beneficiary shall be subject to voluntary or involuntary assignment, alienation, attachment, garnishment, pledge, transfer, or loan, except (a) pursuant to a “qualified domestic relations order” described in Section 206(d) of ERISA, or (b) with respect to the 1x Life Insurance Benefit Portion of the Plan.

(4)        If the Retiree elects to take his benefit at Program Completion Date for the portion of KEIP calculated using the DEPP formula as a cash distribution, and elects to take his benefit calculated using the DASPP formula as an annuity (or vice versa).  The first priority will be payment of the cash distribution.  The second priority will be to purchase the annuity.  If there is not enough money in the policy to purchase the annuity, then the Company or Dow AgroSciences, as the case may be, will make up the difference.

VI.                                Funding

The Company funds benefits by paying premiums under one or more Policies on the life of Employee.  Plan benefits are provided exclusively by the Employee’s Cash Value, and neither the Company nor its Affiliates shall not be required to make up any deficit in Plan assets.  To the extent that Employee is expected to reimburse the Company for (or is treated for tax purposes as paying) premiums associated with death benefits under the Agreement, Company shall remit them on behalf of Employee and such premiums shall be deemed paid by the Company and its Affiliates for purposes of ERISA.  To the extent that a premium is paid by mistake of fact, it shall be returned to the Company, upon its request, within one year of the date of payment.

VII.                            Amendment; Termination

A.                                   Amendment – The amendment provision of Section 6.2 of the Agreement shall apply, provided that no amendment shall be made that would reduce accrued benefits or otherwise conflict with Sections 204(g) and 204(h) of ERISA.  A “duly authorized representative of the Company” under Section 6.2 of the Agreement, for an amendment which has a financial impact on the Company of $10 million or less in any one year, is the President or any Vice President as long as the amendment has been reviewed by the Plan Administrator and an attorney in the Company’s Legal Department.  A “duly authorized representative of the Company” under Section 6.2 of the Agreement for an amendment which has a financial impact on the Company of more than $10 million in any one year, is the Board of Directors (or any committee of Directors that the Board has authorized to act on its behalf).

B.                                   Termination – The Plan shall terminate when a Termination Event has occurred or the Employee has terminated employment with the Company or the Company’s Affiliate prior to age 50, and (i) the Employee is entitled to the Employee’s Interest in the Policy and has made an election with the Insurer to receive the Employee’s Interest in the Policy under one of the options available from the Insurer, which option is consistent with the terms and conditions of the Plan Document, or (ii) the Employee’s death benefit portions have been paid as provided in Section 4.1.a of the Agreement.  If the Employee’s Interest in the Policy is $5,000 or less when a Termination Event has occurred or the Employee has terminated employment with the Company or the Company’s Affiliate prior to age 50, and the Plan has paid the Employee the amount equal to the Employee’s Interest in the Policy, the Employee is deemed to have made an election with the Insurer to receive the Employee’s Interest in the Policy under one of the options available from the Insurer (regardless of whether it is paid from the Company’s general assets or the Policy).

Upon termination, any funds in the Policy in excess of the Employee’s Cash Value shall promptly revert to the Company.

VIII.                        Miscellaneous

A.                                   All expenses incurred in the administration of the Plan shall be paid by the Company.

B.                                     If any provision of the Plan is determined to be invalid, such determination shall not affect the remainder of the Plan to the maximum extent possible.

C.                                     Participation in the Plan does not give Employee the right to continue employment with either the Company or any of the Company’s Affiliates.

D.                                    State laws shall be preempted to the extent that ERISA applies to this Plan.  In the event that state law does apply, the laws of the State of Michigan shall be applicable.

E.                                      A pronoun or adjective in this Plan Document in the masculine gender includes the feminine gender, and the singular includes the plural, unless the context clearly indicates otherwise.

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In witness whereof, the Company has caused this Plan Document to be executed on its behalf, as of                          ,          .

Vice President

Reviewed By:
Plan Administrator:

Legal Department: